Exhibit 1.1

ARTICLES OF INCORPORATION OF KB FINANCIAL GROUP INC.

CHAPTER I

GENERAL PROVISIONS

Article 1	(Corporate Name)

The name of this company shall be “KB Geumyung Jijoo”, which shall be expressed in English as “KB Financial Group Inc.” (the “Company”).

Article 2	(Objective)

The objective of the Company shall be to engage in the following business activities:

1.	Control over or management of companies engaged in financial businesses or other companies related closely to the operations of financial businesses;

2.

Financial support (including lending of properties with economic value such as money and securities, guarantee of performance of obligations, and other direct or indirect transactions involving transactional credit risks, hereinafter the same) for subsidiaries, etc. (as defined in Article 4, Paragraph 1, Sub-paragraph 2 of the Financial Holding Company Act, including subsidiaries, subsidiaries of such subsidiaries (a “Sub-subsidiary”) and other companies controlled by a Sub-Subsidiary, hereinafter the same).;

3.	Financing for investment in subsidiaries or providing financial support to subsidiaries, etc.;

4.	Provision of resources necessary for the business operations of subsidiaries, etc. , including support for the development and sales of financial products of subsidiaries, etc.;

5.	Functions entrusted by subsidiaries, etc. to support the business operations of subsidiaries, etc. including IT, legal and accounting functions;

6.	Provision of intellectual property rights, including trademarks, patents, etc. to subsidiaries, etc.;

7.	Other businesses permitted by laws and regulations; and

8.	Any other businesses incidental or related to those in Items 1 through 7 of this Paragraph.

Article 3	(Location of Head Office and Establishment of Branches)

(1)	The Company shall have its head office in Seoul.

(2)	The Company may establish branches, liaison offices, representative offices or subsidiaries within or outside Korea, as it deems necessary, by the resolution of the Board of Directors.

Article 4	(Method of Public Notices)

Public notices of the Company shall be posted on the website of the Company (www.kbfg.com); provided, however, that in case the notices cannot be posted on the website of the Company due to technical difficulties or any other unavoidable circumstances, they shall be published in the Seoul Shinmun and Dong-a Ilbo, daily newspapers published in Seoul.

CHAPTER II

SHARES

Article 5	(Total Number of Authorized Shares)

The total number of shares to be issued by the Company shall be one billion (1,000,000,000) shares.

Article 6	(Par Value per Share)

The par value per share to be issued by the Company shall be five thousand (5,000) Won.

Article 7	(Number of Shares Issued at the Time of Incorporation)

The total number of shares issued at the time of incorporation of the Company shall be three hundred and fifty six million, three hundred and fifty one thousand, six hundred and ninety three (356,351,693) shares of common stock.

Article 8	(Types of Shares)

(1)	The shares to be issued by the Company shall be shares in registered form. The shares shall be issued by a resolution of the Board of Directors.

(2)

The Company may issue common shares, shares with preferred dividend, non-voting shares, class shares with conversion rights (“convertible shares”), class shares with redemption rights (“redeemable shares”) and shares with combination of all or any of the above classes (the foregoing shares, except common shares, shall be referred to as “class shares”) in accordance with the terms of the Articles of Incorporation.

Article 9	(Share Certificates)

(1)

The Company shall electronically register shares and rights to be indicated on stock warrant certificates in the electronic registration account book of electronic registries, in lieu of issuing share certificates and stock warrant certificates.

(2)	< Deleted>

(3)	< Deleted>

Article 10	(Non-Voting Shares with Preferred Dividend)

(1)	The Company may issue non-voting shares with preferred dividend, and the number thereof shall not exceed one half (1/2) of the total number of issued and outstanding shares.

(2)

The dividends on non-voting shares with preferred dividend shall be no less than one percent (1%) per annum of the par value and the rate thereof shall be determined by the Board of Directors at the time of issuance, together with the type of the distributed properties and method of determination of the value of distributed properties and conditions on payment of dividends to the extent permitted under Articles 59 and 60 hereof; provided, that in the case of issuance of non-voting shares with preferred dividend whereby the rate of preferred dividends is adjustable, the Board of Directors shall determine the fact that the rate of preferred dividends are adjustable, the reasons for the adjustability, the base date for the adjustment and the method of adjustment at the time of issuance of such shares.

(3)	Non-voting shares with preferred dividend to be issued by the Company may be participating or non- participating, and accumulating or non- accumulating by the resolution of the Board of Directors.

(4)

Non-voting shares with preferred dividend have no voting rights. However, if a resolution not to distribute dividends on such shares is adopted, then the such shares shall be deemed to have voting rights from the next General Meeting of Shareholders immediately following the General Meeting of Shareholders at which such resolution not to distribute dividends on such shares is adopted, to the end of the General Meeting of the Shareholders at which a resolution to distribute dividends on such shares is adopted.

(5)

If the Company increases its capital by a shares offering or a bonus issue, the new shares to be assigned to non-voting shares with preferred dividend shall be common shares in the case of a shares offering and shall be the shares of same type in the case of a bonus issue.

(6)

Whether or not to specify the duration of non-voting shares with preferred dividend shall be determined by the resolution of the Board of Directors. If there is any duration of non-voting shares with preferred dividend, such duration shall be no less than one (1) year and no more than ten (10) years from the date of issuance, and such period of duration shall be determined by the Board of Directors at the time of issuance. If there is any duration of non-voting shares with preferred dividend, such shares shall be converted into common shares upon the expiration of the duration period. However, if the holders of such shares do not receive dividends entitled to them during the duration period, then the duration period shall be extended until such holders receive in full the dividends to which they are entitled. In such a case, Article 15 shall apply mutatis mutandis with respect to the distribution of dividends for new shares issued upon conversion.

Article 11	(Convertible Shares)

(1)

The Company may, pursuant to a resolution of the Board of Directors, issue shares that are convertible into common shares or class shares at the request of shareholders, in an amount not exceeding 20% of the total number of issued and outstanding shares of the Company.

(2)

The issue price of the new shares issued upon conversion shall be equal to the issue price of shares prior to conversion, and the number of shares to be issued upon conversion shall be equal to the number of shares prior to conversion.

(3)

The period during which a shareholder may request for conversion shall be determined by a resolution of the Board of Directors and shall be a period that commences not earlier than one (1) year, and ends no later than ten (10) years, from the issue date.

(4)	Article 15 shall apply mutatis mutandis with respect to the distribution of dividends for new shares issued upon conversion.

Article 12	(Redeemable Shares)

(1)

In case of issuance of non-voting shares with preferred dividend, the Company may, pursuant to a resolution of the Board of Directors, issue such non-voting shares with preferred dividend as redeemable shares that may be redeemed with profits at the discretion of the Company or such shareholder, in an amount not exceeding one half (1/2) of the total number of issued and outstanding shares of the Company.

(2)

The redemption price shall be the “issue price + additional amount”, where the additional amount shall be determined by a resolution of the Board of Directors at the time of issuance of such redeemable shares, considering various factors such as the dividend rate, market condition and general circumstances related to the issuance of such redeemable shares.

(3)

The redemption period for the redeemable shares shall be a period falling between (x) the day immediately following the close of the Ordinary General Meeting of Shareholders for the fiscal year in which the redeemable shares were issued and (y) one month after the close of the Ordinary General Meeting of Shareholders for the fiscal year in which the 20th anniversary of the issue date falls, as determined by a resolution of the Board of Directors; provided, however, that in the case of redeemable shares which are required to be redeemed by the Company upon the expiration of the redemption period, to the extent that any of the conditions listed below have occurred and remain outstanding, the redemption period shall be extended until such conditions have been resolved:

1.	The holders of the redeemable shares did not receive the preferred dividends to which they are entitled; or

2.	The Company is unable to redeem the redeemable shares during the redemption period due to a lack of sufficient profits.

(4)

The Company may redeem the redeemable shares in whole at once or in part; provided that, in the case of partial redemption, the Company may select the shares to be redeemed by lottery, or proportionally among each holder. Fractional shares resulting from proportional redemption shall not be redeemed.

(5)

In case of redeemable shares which the Company may redeem at its discretion, if the Company wishes to redeem the redeemable shares, the Company shall provide public notice specifying its intention to redeem, the redeemable shares to be redeemed and the fact that the share certificates must be presented to the Company within a period of no less than one (1) month. The Company must separately provide notice to the shareholders registered in the Company’s registry of shareholders and the registered pledgees. Upon the expiration of the period mentioned above, the Company shall mandatorily redeem the redeemable shares. In case of redeemable shares which the Company may redeem at the request of shareholders, the shareholder requesting for redemption shall provide to the Company a notice specifying its intention to redeem and the redeemable shares to be redeemed within a period of no less than one (1) month.

(6)

At the time of issuance of redeemable shares, the Company may, pursuant to a resolution of the Board of Directors and to the extent permitted by the relevant laws and regulations, issue the redeemable shares as convertible shares as provided for in Article 11 hereof.

Article 13	(Preemptive Rights)

(1)	The shareholders of the Company shall have pre-emptive rights to subscribe for new shares to be issued by the Company in proportion to their respective shareholdings.

(2)

Notwithstanding the provision of Paragraph (1) above, the Company may allocate new shares to persons other than existing shareholders of the Company by the resolution of the Board of Directors, in any of the following instances:

1.

If the Company issues new shares for its capital increase by way of a general public offering, to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company in accordance with the provisions of the Financial Investment Services and Capital Market Act (the “FSCMA”);

2.	If the Company preferentially allocates new shares to members of the Employee Stock Ownership Association in accordance with the provisions of the FSCMA;

3.	If the Company issues new shares upon the exercise of stock options in accordance with the provisions of the Commercial Code, etc.;

4.

If the Company issues new shares for the issuance of depositary receipts (“DR”), to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company in accordance with the relevant provisions of the FSCMA, etc.;

5.

If the Company issues new shares to foreign or domestic financial institutions or institutional investors, to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company, where such investment is deemed to be necessary for the management or operations of the Company; or

6.

If the Company issues new shares to a third party who has provided money, loan, advanced financial technology or know-how to the Company, has close, cooperative business relations with the Company, or has contributed to the management of the Company, to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company.

(3)

If the Company allocates new shares to persons other than existing shareholders of the Company pursuant to Paragraph (2) above, it shall give the notice to the shareholders or provide the public with respect to the matters set forth in Article 416, Items 1, 2, 2-2, 3 and 4 of the Korean Commercial Code no later than two (2) weeks before the payment date of such shares.

(4)

In the case of issuance of new shares pursuant to each item under Paragraph (2) above, the type and total number of shares to be issued and the issue price, etc. shall be determined by a resolution of the Board of Directors.

(5)

In the case a shareholder waives or loses the pre-emptive right to subscribe new shares, those shares not subscribed due to such waiver or loss of the pre-emptive right shall be disposed by a resolution of the Board of Directors. If fractional shares result from the allocation of new shares, such shares shall also be disposed of by a resolution of the Board of Directors.

Article 14	(Stock Options)

(1)

The Company may grant stock options to the officers and employees (including officers and employees of related companies as prescribed under Article 9 of the Enforcement Decree of the Commercial Code, hereinafter, the same) pursuant to the provisions of the Commercial Code and other relevant laws, by a special resolution of the General Meeting of Shareholders, to the extent not exceeding 15/100 of the total number of issued and outstanding shares of the Company; provided, however, that the Company may grant stock options to the officers and employees other than directors, by a resolution of the Board of Directors, to the extent not exceeding one percent (1%) of the total number of issued and outstanding shares, in case of such the Company must obtain the approval of shareholders at the nearest forthcoming General Meeting of Shareholders.

(2)

The persons who are entitled to receive such stock options shall be officers and employees of the Company prescribed under Paragraph (1) above who have contributed, or are capable of contributing, to the management or technical innovation of the Company, except for officers or employees in any of the following cases:

1.

The Largest Shareholder of the Company (as defined in Article 542-8, Paragraph 2 (5) of the Commercial Code, hereinafter, the same) and Specially Related Persons thereof (as defined in Article 13, Paragraph 4 of the Enforcement Decree of the Commercial Code, hereinafter, the same), except for such persons who are deemed Specially Related Persons upon becoming officers (including an officer who is a non-standing officer of any affiliate company) of the Company;

2.

Major Shareholders (as defined in Article 542-8, Paragraph 2 (6) of the Commercial Code, hereinafter, the same) of the Company, and Specially Related Persons thereof, except for such persons who are deemed Specially Related Persons upon becoming officers (including an officer who is a non-standing officer of any affiliate company) of the Company; and

3.	Persons who become Major Shareholders of the Company through exercise of their stock options.

(3)	The shares to be issued upon the exercise of stock options shall be common shares or class shares.

(4)	The total number of shares to be given to one (1) officer or employee pursuant to the stock option shall not exceed 1/100 of the total number of shares issued and outstanding.

(5)	The exercise price per share for the stock option shall be determined in accordance with the relevant laws, such as the Commercial Code, etc. Adjustment of exercise price shall be determined likewise.

(6)

Stock options may be exercised during the period as decided by a resolution of the General Meeting of Shareholders or Board of Directors, at the time that the stock options are granted. Such exercise period shall fall between the date commencing from the 2nd anniversary of the date that a resolution was made to grant such stock options (as provided in Paragraph (1) above) until a date not later than the 7th anniversary of such resolution date.

(7)

A stock option is exercisable by a person who has served the Company for two (2) years or more from the date specified in Paragraph (1) above at which a resolution to grant such stock option was adopted. If the grantee’s continuous service terminates by reason of the grantee’s death, attainment of mandatory retirement age or for reasons other than by the fault of the grantee within two (2) years from the said date of resolution, the option may be exercisable within the exercise period.

(8)

In the case of granting the stock options, the Company may condition the exercise of the stock options upon achieving a detailed set of performance goals, and may cancel all or a portion of the stock options or postpone the exercise of stock options if such condition is not satisfied.

(9)	In the following instances, the Company may, by a resolution of the Board of Directors, cancel the stock options:

1.	When the relevant officer or employee voluntarily resigns or retires from his or her position at the Company after receiving the stock option;

2.	When the relevant officer or employee inflicts material damage or losses on the Company due to his or her willful misconduct or negligence;

3.	When the Company cannot respond to the exercise of stock options due to its bankruptcy, dissolution, etc.; or

4.	When there occurs any other event for cancellation of the stock option pursuant to the stock option agreement.

Article 15	(Issuance Date of New Shares for the Purpose of Dividends)

In case the Company issues new shares through a share offering, bonus issue, stock options and/or stock dividend, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year during which the new shares are issued for the purpose of distribution of dividends for such new shares.

Article 16	(Transfer Agent)

(1)	The Company shall designate a transfer agent for shares.

(2)	The transfer agent, its place of business and the scope of its agency business shall be determined by a resolution of the Board of Directors.

(3)

The shareholders registry or duplicates thereof shall be kept at the business place of the transfer agent and electronic registration of shares, management of the shareholders registry and other related activities shall be conducted by the transfer agent.

(4)	The procedure provided for in Paragraph (3) above shall be regulated by the Regulation on Securities [jeung kweon in Korean] Transfer Agency Business of Transfer Agent, etc.

Article 17 < Deleted>

Article 18	(Close of Shareholders’ Registry and Record Date)

(1)	The Company shall suspend entries of alteration of the shareholders’ registry from the 1st to the 31st of January of each year.

(2)

The shareholders registered in the shareholders’ registry as of December 31 of each fiscal year shall be entitled to exercise the rights as shareholders at the Ordinary General Meeting of Shareholders convened for such fiscal year.

(3)

The Company may, if necessary for convening of an Extraordinary General Meeting of Shareholders or any other necessary cases, suspend any entry into the shareholders’ registry with respect to shareholders’ rights for a period not exceeding three (3) months as determined by a resolution of the Board of Directors, or cause the shareholders whose names appear in the shareholders’ registry on a record date set by a resolution of the Board of Directors to exercise their rights as shareholders. If the Board of Directors deems it necessary, the Company may suspend any entry into the shareholders’ registry and set the record date at the same time. The Company shall give at least two (2) weeks prior notice to the public.

(4)

Notwithstanding the provision of the last sentence of Paragraph (3) above, if prescribed otherwise by the Financial Holding Companies Act and other relevant laws and regulations, such laws may prevail.

CHAPTER III

BONDS

Article 19	(Issuance of Bonds)

(1)	The Company may, pursuant to a resolution of the Board of Directors, issue bonds.

(2)	The Board of Directors may delegate the Representative Director to issue bonds in such amount and type as determined by the Board of Directors no later than one (1) year from the date of delegation.

(3)

The Company shall electronically register bond (which shall include the bonds and contingent convertible bonds set forth from Articles 19-2 to 21) and rights to be indicated on warrant certificates in the electronic registration account book of electronic registries, in lieu of issuing bond certificates and warrant certificates.

Article 19-2	(Issuance of Convertible Bonds)

(1)

The Company may issue to persons other than existing shareholders of the Company convertible bonds, by the resolution of the Board of Directors, to the extent that the total face value of the bonds shall not exceed two trillion five hundred billion (2,500,000,000,000) Won, in the following cases:

1.	If the Company issues convertible bonds through a general public offering;

2.	If the Company issues convertible bonds to domestic or foreign financial institutions or institutional investors in order to raise the fund to meet urgent need; or

3.

If the Company issues convertible bonds to a third party who has provided money, loan, advanced financial technology or know-how to the Company, has close, cooperative business relations with the Company, or has contributed to the management of the Company.

(2)

The Board of Directors may determine that the convertible bonds referred to in Paragraph (1) may be issued on the condition that conversion rights will be attached to only a portion of the convertible bonds.

(3)

The shares to be issued upon conversion shall be common shares or class shares. The conversion price, which shall be equal to or more than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of convertible bonds.

(4)

The conversion period shall commence on the date following three (3) months from the issue date of the convertible bonds and end on the date immediately preceding the redemption date thereof. However, the conversion period may be adjusted within the above period by a resolution of the Board of Directors.

(5)	For the purpose of any distribution of dividends on the shares issued upon conversion and any payment of accrued interest on the convertible bonds, Article 15 hereof shall apply mutatis mutandis.

Article 20	(Bonds with Warrants)

(1)

The Company may issue to persons other than existing shareholders of the Company bonds with warrants, by the resolution of the Board of Directors, to the extent that the total face value of the bonds shall not exceed two trillion five hundred billion (2,500,000,000,000) Won, in the following cases:

1.	If the Company issues bonds with warrants through a general public offering;

2.	If the Company issues bonds with warrants to domestic or foreign Financial institutions or institutional investors in order to raise the fund to meet urgent need; or

3.

If the Company issues bonds with warrants to a third party who has provided money, loan, advanced financial technology or know-how to the Company, has close, cooperative business relations with the Company, or has contributed to the management of the Company.

(2)

The amount of new shares which can be subscribed for by the holders of the bonds with warrants shall be determined by the Board of Directors to the extent that the maximum amount of such new shares shall not exceed the face value of the bonds with warrants.

(3)

The shares to be issued upon exercise of warrants shall be common shares or class shares. The issue price, which shall be equal to or more than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of bonds with warrants.

(4)

The warrant exercise period shall commence on the date following three (3) months from the issue date of the relevant bonds and end on the date immediately preceding the redemption date thereof. However, the warrant period may be adjusted within the above period by resolution of the Board of Directors.

(5)	For the purpose of any distribution of dividends on the shares issued upon exercise of warrants, Article 15 hereof shall apply mutatis mutandis.

Article 20-2	(Issuance of Write-down Contingent Convertible Bonds)

(1)

The Company may issue bonds by a resolution of the Board of Directors, which are a different type of bonds from those under Article 469, Paragraph (2), Article 513 and Article 516-2 of the Korean Commercial Code and are exempted from the obligation to repay the bonds and pay interest thereon if an event predetermined in accordance with objective and reasonable standards at the time of the issuance of the bonds occurs (the “Write-down Contingent Convertible Bonds”).

(2)

The Company may issue the Write-down Contingent Convertible Bonds in the preceding Paragraph to the extent the aggregate par value thereof does not exceed twenty trillion (20,000,000,000,000) Won by a resolution of the Board of Directors.

(3)

The Company may issue the Write-down Contingent Convertible Bonds on the condition that if either one of the following conditions are satisfied, the obligations to repay the Write-down Contingent Convertible Bonds issued by the Company and to pay interest thereon shall be reduced or exempted (the “Debt Restructuring”):

1.	The Company received a measure of managerial improvement order from the Financial Services Commission pursuant to the Act on the Structural Improvement of the Financial Industry; or

2.	The Company is designated as a non-performing financial institution pursuant to the Act on the Structural Improvement of the Financial Industry.

(4)

The Board of Directors of the Company may determine such terms and conditions to be amended following the Debt Restructuring, to the extent permitted under the relevant laws and regulations, at the time of the issuance of the Write-down Contingent Convertible Bonds.

Article 21	(Issuance of Participating Bonds)

(1)

The Company may issue participating bonds to persons other than existing shareholders by the resolution of Board of Directors; to the extent that the total face value of the bonds shall not exceed one trillion (1,000,000,000,000) Won, in the following cases:

1.	If the Company issues participating bonds through a general public offering;

2.	If the Company issues participating bonds to domestic or foreign financial institutions or institutional investors in order to raise the fund to meet urgent need; or

3.

If the Company issues participating bonds to a third party who has provided money, loan, advanced financial technology or know-how to the Company, has close, cooperative business relations with the Company, or has contributed to the management of the Company.

(2)

The matters about participation in any distribution of dividends on bonds issued pursuant to Article (1) above shall be determined by the resolution of the Board of Directors on the basis of the distribution of dividends on common shares at the time of issuance.

Article 22	(Applicable Provisions for the Issuance of Bonds)

The provisions of Articles 16 hereof shall be applicable to the issuance of bonds.

CHAPTER IV

GENERAL MEETINGS OF SHAREHOLDERS

Article 23	(Convening of General Meetings of Shareholders)

(1)	General Meetings of Shareholders of the Company shall be of two types: (i) Ordinary and (ii) Extraordinary.

(2)

The Ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year and the Extraordinary General Meeting of Shareholders may be convened whenever deemed necessary.

Article 24	(Authority to Convene)

(1)	The Representative Director shall convene the General Meeting of Shareholders in accordance with a resolution by the Board of Directors, unless otherwise prescribed by other laws and ordinances.

(2)	If the Representative Director is unable to perform his/her duties, Article 41, Paragraph (2) shall apply mutatis mutandis.

Article 25	(Personal or Public Notices for Convening)

(1)

Written or electronic notice of the General Meeting of Shareholders of the Company shall state the date, time, place of the Meeting, the purposes for which the Meeting has been called. The written or (with the consent of each shareholder) electronic notice shall be sent to all shareholders at least two (2) weeks prior to the date set for such Meeting.

(2)

The written or electronic notice of a General Meeting of Shareholders under Paragraph (1) above to be given to shareholders holding one-hundredth (1/100) or less of the total issued and outstanding voting shares may be substituted by either giving public notice of the convening of the General Meeting of Shareholders in the Seoul Shinmun and the Dong-a Ilbo, which are published in the city of Seoul and at least two (2) notices are made in the said publications two (2) weeks prior to the date set for such Meeting or by giving such public notice through the electronic disclosure system operated by the Financial Supervisory Commission or the Korea Exchange; provided that, if the Seoul Shinmun and the Dong-a Ilbo are not available due to circumstances beyond the Company’s control, the public notices may be given in the Chosun Ilbo and the Joongang Ilbo, in such order.

Article 26	(Place of Meeting)

The General Meeting of Shareholders shall be held in the city where the head office is located or any other places adjacent thereto as required.

Article 27	(Chairman of the General Meeting of Shareholders)

The person who has the authority to convene the General Meeting of Shareholders under Article 24 above shall be the Chairman of the General Meeting of Shareholders.

Article 28	(Chairman’s Authority to Maintain Order)

(1)

The Chairman of the General Meeting of Shareholders may order persons who purposely speak or act in a manner that disrupts or inhibits the deliberations of the General Meeting of Shareholders or who otherwise disturb the public order of the General Meeting of Shareholders to desist, retract his/her remarks, or to leave the place of meeting.

(2)

The Chairman of the General Meeting of Shareholders may restrict the length and frequency of the speech of shareholders if it is necessary for the orderly conduct of the General Meeting of Shareholders.

Article 29	(Voting Rights)

(1)	Each shareholder shall have one (1) vote for each share he/she owns.

(2)

If the Company, any of its parent company and subsidiary or subsidiaries hold shares exceeding one tenth (1/10) of the total number of issued and outstanding shares of another company, the shares of the Company held by such other company shall not have voting rights.

Article 30	(Split Voting)

(1)

If any shareholder who holds two (2) or more votes wishes to split his/her votes, he/she shall give written or electronic notice to the Company of such intent and the reasons therefor no later than three (3) days before the date set for the General Meeting of Shareholders.

(2)	The Company may refuse to allow the shareholder to split his/her votes unless the shareholder acquired the shares in trust or otherwise holds the shares for and on behalf of some other person.

Article 31	(Voting by Proxy)

(1)	A shareholder may exercise his/her voting rights by proxy.

(2)

In the case of Paragraph (1) above, the proxy holder shall file with the Company the documents (power of attorney) evidencing the authority to act as a proxy before the General Meeting of Shareholders.

Article 32	(Method of Resolution of the General Meeting of Shareholders)

Except as otherwise provided in the applicable laws and regulations, all resolutions of the General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the shareholders present; provided that such votes shall, in any event, represent not less than 1/4 of the total number of issued and outstanding shares.

Article 33	(Exercise of Voting Rights in Writing)

(1)

If the method of written resolutions at the General Meeting of Shareholders is adopted by the resolution of the Board of Directors, at which the convening of the General Meeting of Shareholders is determined, the shareholders may exercise their voting rights in writing without attending the meeting.

(2)

In the case of Paragraph (1), the Company shall send the documents and references necessary for the exercise of the voting rights, together with the convening notice of the General Meeting of Shareholders.

(3)

If a shareholder intends to exercise his/her voting rights in writing, the shareholder shall fill in and submit to the Company the documents referred to in Paragraph (2) one day before the date set for the General Meeting of Shareholders.

Article 34	(Minutes of the General Meetings of Shareholders)

The substance of the course of the proceedings of the General Meeting of Shareholders and the results thereof shall be recorded in the minutes and shall be preserved at the head office and branches of the Company, after being affixed with the names and seal impressions or signatures of the Chairman and the Directors present.

CHAPTER V

DIRECTORS AND BOARD OF DIRECTORS

Article 35	(The Number of Directors)

(1)	The Company shall have not more than thirty (30) Directors.

(2)	The number of Non-executive Directors shall be more than one half (1/2) of the total number of Directors and five (5) or more.

Article 36	(Election of Director)

(1)	The Directors shall be elected at the General Meeting of Shareholders.

(2)	Non-executive Directors shall be recommended by the Non-executive Directors Candidate Nomination Committee pursuant to Article 48 and elected at the General Meeting of Shareholders.

Article 37	(Qualifications of Non-executive Directors)

(1)

Any person falling within the scope of any of the following cannot become a non-executive director of this Company and such person shall, if found to fall within the scope of any of the following after becoming a non-executive director, lose his/her office as non-executive director:

1.	Any person to whom any sub-paragraph of Article 6, Paragraph 1 of the Act on Corporate Governance of Financial Companies applies.; or

2.	Any person serving as a non-executive director of any other company that is not a Subsidiary, etc. of the Company.

(2)

The Company shall appoint a non-executive director who has expertise and knowledge by considering the following; provided, however, that this Paragraph is not applicable to a person who is appointed as non-executive director after being nominated as a candidate therefor pursuant to Article 542-8, Paragraph (5) of the Korean Commercial Code or Article 17, Paragraph 4 of the Act on Corporate Governance of Financial Companies.

1.

Whether he or she is sufficiently well-informed or experienced in a related field, including finance, economics, management, accounting and law, as required for his or her performance of duty as a non-executive director;

2.	Whether he or she may fairly perform his or her duty for the benefit of the entire shareholders and financial consumers without being bound by certain interests;

3.	Whether he or she has reasonable sense of morals and responsibility to perform his or her duty as a non-executive director; or

4.	Whether he or she is able to dedicate sufficient time and effort to fully perform his or her duty as a non-executive director of a financial company.

Article 38	(Term of Director)

(1)

A Director shall be appointed to a term of office of three (3) years, and may be re-appointed; provided, that such term may be otherwise determined at the General Meeting of Shareholders to the extent it does not exceed three (3) years.

(2)

If the term of office as set forth in Paragraphs (1) and (4) expires after the end of a fiscal year but before the Ordinary General Meeting of Shareholders convened in respect of such fiscal year, the term of office shall be extended up to the close of such General Meeting of Shareholders.

(3)	Unless otherwise prescribed by General Meeting of Shareholders, the term of office of the Director shall commence from the date of appointment.

(4)

Notwithstanding Paragraph (1), the term of office of a non-executive director shall be two (2) years and shall be one (1) year if the non-executive director is being re-appointed; provided, however, that the length of such term may be otherwise determined at the General Meeting of Shareholders so long as such term does not exceed two (2) years (or one (1) year in the case of re-appointment).

(5)	A non-executive director cannot serve a term of office for more than five (5) years on a consecutive basis except in the case where the term of office is extended pursuant to Paragraph (2) above.

(6)	If a non-executive director is re-appointed within two (2) years from the expiry of the term of office, the non-executive director shall be deemed to serve the position on a consecutive basis.

(7)

The term of office set forth in above Paragraph (5) shall be calculated by taking into consideration the term of office served as a non-executive director for Subsidiaries, etc. of this Company (but only with respect to such non-executive director of a Subsidiary, etc. who is appointed as a non-executive director of this Company within two (2) years from the expiry of the term of office), except for the term of office served as a non-executive director for a company that is not an affiliate of this Company. However, the terms of office of non-executive directors of companies that became subsidiaries, etc. of the Company at the time the Company was approved to become a financial holding company pursuant to Article 3 of the Financial Holding Company Act shall be counted for the calculation of the terms of office hereunder.

Article 39	(By-election of Directors)

(1)

In the event of any interim vacancy in the office of the Director, a substitute Director shall be elected at the General Meeting of Shareholders; provided, however, that the foregoing shall not apply if the number of remaining Directors satisfies the requirement Article 35 hereof and such vacancy does not cause any difficulties in business operation of the Company.

(2)

If the number of Non-executive Directors does not satisfy the requirement referred to in Article 35 due to the death or resignation of Non-executive Directors, etc., Non-executive Directors shall be elected to fill the vacancy at the first General Meeting of Shareholders to be held after such occurrence so as to cause the number of Non-executive Directors to be such prescribed number.

Article 40	(Appointment of Representative Director, et al.)

The Company may appoint several Representative Directors, including one appointed as the Chairman, by the resolution of the Board of Directors.

Article 41	(Duties of Directors)

(1)

The Representative Director shall represent the Company and shall perform the matters resolved by the Board of Directors and oversee the business of the Company as determined by the Board of Directors.

(2)

Directors who are not Non-executive Directors shall assist the Representative Director, and divide and perform their respective duties as may be determined by the Representative Director. In the case of an absence of, or an accident caused to, the Representative Director, the Directors shall take his/her place as the Representative Director in accordance with their order of priority as determined by the Board of Directors.

Article 42	(Director’s Obligation)

(1)

Directors shall attend the meeting of the Board of Directors and shall perform their respective duties faithfully. During his/her service period and after his/her retirement, Directors shall not disclose trade secrets of the Company obtained in the course of his/her performance of duties.

(2)	If any Director finds any facts which may cause substantial losses to the Company, such Director shall promptly report to the Audit Committee thereof.

Article 43	(Composition and Convening of the Meeting of Board of Directors)

(1)	The Board of Directors shall consist of Directors, and shall resolve important matters regarding the business affairs of the Company.

(2)	The Chairman of the Board of Directors shall be elected from among the non-executive directors in accordance with the resolution of the Board of Directors on an annual basis.

(3)	The Meeting of the Board of Directors shall be convened at least once per fiscal quarter.

(4)

The Meeting of the Board of Directors shall be convened by giving notice to each Director at least three (3) days prior to the scheduled date of such Meeting. In the absence of or if accidents are caused to the Chairman of the Board of Directors, the Director(s) as determined by the Board of Directors shall take his/her place as the Representative Director. However, the said notice period may be shortened in urgent cases and the said procedures may be omitted with the consent thereon of all Directors.

(5)

The Company shall organize the Board of Directors so that persons from various fields with appropriate experience and knowledge required for the performance of duties as directors of a financial company may be included therein, and shall put its effort so that the Board of Directors may not be comprised of directors with certain common background in their expertise nor be weighted towards certain occupations or some groups by representing the interest thereof, etc.

(6)	Other matters regarding the operation of the Board of Directors shall be determined in accordance with the resolution of the Board of Directors.

Article 44	(Review/Resolution of the Board of Directors)

The Board of Directors shall review and resolve each of the following matters:

1.	Matters concerning business objectives and performance evaluations;

2.	Matters concerning amendments to the Articles of Incorporation;

3.	Matters concerning budgets and settlement of accounts;

4.	Matters concerning major organizational changes such as dissolutions, business transfers and mergers;

5.	Matters concerning establishment, amendment or repeal of internal control standards and risk management standards as prescribed by the relevant laws and regulations;

6.	Matters concerning establishment of corporate governance policies such as management succession of the chief executive officer;

7.	Matters concerning supervision of conflicts of interests between principal shareholders, officers, etc. and the Company;

8.

Matters concerning the general shareholders’ meeting, general business, management of subsidiaries, material contracts, organization and officers, fund-raising and capital, and other matters as separately determined by the bylaws of the Board of Directors.

Article 45	(Method of Resolution)

(1)

The quorum for the Board of Directors shall be the presence of at least more than one half (1/2) of the Directors, and all resolutions of the Board of Directors shall require the affirmative votes of a majority of the Directors present at the meeting of the Board of Directors; provided that amendment of the Articles of Incorporation, appointment of the Representative Director and other matters requiring the resolution of General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the Directors in office; provided, further, that any matter falling under Articles 397-2 (Prohibition on Usurpation of Corporate Opportunity) and 398 (Prohibition on Transaction between Director and Company) of the Korean Commercial Code shall be adopted by the affirmative vote of equal to or more than two-thirds(2/3) of the Directors in office.

(2)

The Board meetings may be held by means of an audio conference that can simultaneously transmit and receive sound, whereby all or part of the Directors may participate in the meeting and vote on matters at the same time. In such case, a Director participating in the meeting by such arrangement shall be considered present at the meeting.

(3)	Any Director who has an interest in the matters to be resolved at the Meeting of the Board of Directors shall not be entitled to vote at such Meeting.

Article 46	(Minutes of the Meeting of Board of Directors)

(1)	The proceedings of a Board meeting shall be recorded in the minutes.

(2)

The agenda, proceedings, resolutions, dissenting director (if any) and his/her reasons for dissenting of a Board meeting shall be recorded in the minutes on which the names and seals of the Directors present at the meeting shall be affixed or signed by them.

Article 47	(Power and Obligation of the Board of Directors to the Wholly-Owned Subsidiary, etc.)

(1)

The Board of Directors shall retain the power to give advice, corrective recommendation and request for submission of materials with respect to the matters of management of the subsidiary of which the total issued and outstanding shares are owned by the Company (“Wholly-Owned Subsidiary”), and the Sub-subsidiary company of which the total issued and outstanding shares are owned by the Wholly-Owned Subsidiary(“Wholly-Owned Sub-subsidiary”, and “Wholly-Owned Subsidiary, etc.” together with Wholly-Owned Subsidiary).

(2)	When exercising the power under Paragraph (1) above, the Board of Directors shall be liable for the followings:

1.	The Board of Directors shall not hinder the soundness of management, consumer’s right and the sound order of financial transactions;

2.	During his/her service period and after his/her retirement, Directors shall not disclose trade secrets of the Wholly-Owned Subsidiary, etc. obtained in the course of his/her performance of duties; and

3.	The Board of Directors shall not violate the relevant laws and regulations.

(3)

The Board of Directors shall set up the standards of internal compliance in accordance with the relevant laws and regulations such as the Act on Corporate Governance of Financial Companies in order to supervise direct and indirect subsidiaries of the Company, and may appoint the compliance officer to inspect compliance of such standards.

Article 48	(Committees)

(1)

The Company may establish various committees including following committees within the Board of Directors as determined by the resolution of the Board of Directors for the purposes of smooth operation of the Board of Directors and effective management of the Company:

1.	Risk Management Committee;

2.	Evaluation and Compensation Committee;

3.	Non-executive Director Nominating Committee;

4.	Audit Committee Member Nominating Committee;

5.	CEO Nominating Committee;

6.	Audit Committee;

7.	Subsidiaries’ CEO Director Nominating Committee; and

8.	ESG Committee.

(2)	Matters regarding the composition, power, operation, etc. of each committee shall be determined by the resolution of the Board of Directors.

(3)	Article 43, Paragraph (4), Article 44 and Article 45 shall apply mutatis mutandis with respect to the committees.

Article 49	(Remuneration for Directors, etc.)

The remuneration and severance pay for the Directors shall be determined by a resolution of the General Meeting of Shareholders.

Article 50	(Group Management Control Committee, Etc.)

(1)

The Company shall establish the Group Management Control Committee in order to effectuate strategic managerial decision-making for the Company, its Subsidiaries, etc., and the matters regarding the operation of the Group Management Control Committee shall be determined by the Board of Directors.

(2)	The Company may retain consultants, honorary directors, advisors, etc. by a resolution of the Board of Directors.

CHAPTER VI

AUDIT COMMITTEE

Article 51	(Constitution of Audit Committee)

(1)	The Company shall establish an Audit Committee, as prescribed by the Act on Corporate Governance of Financial Companies and other applicable laws and regulations.

(2)

The Audit Committee of the Company under the Act on Corporate Governance of Financial Companies shall consist of three (3) or more Directors, who are recommended by the Audit Committee Member Nominating Committee, which is composed of all Non-executive Directors.

(3)

Two-thirds (2/3) of the members of the Audit Committee shall be elected from the Non-executive Directors. The members of the Audit Committee who are not Non-executive Directors shall satisfy the requirements of the Act on Corporate Governance of Financial Companies.

(4)

The Members of the Audit Committee shall have any of the following qualifications and not less than one of the members of the Audit Committee shall be a professional in financial affairs pursuant to the relevant laws:

1.	A licensed person such as lawyer, CPA with at least 5-year work experience in the licensed business;

2.	A person who has been a researcher in the institutions or an assistant professor in colleges, having a master’s degree in law or economics-business with at least 5-year work experience;

3.	A person who has been served as a professional in accounting, internal compliance, audit, Information Technology (IT) and so on with at least 10-year work experience in finance related organizations;

4.

A person who has served as an executive official for at least 5-year, or as an employee who has a specific and practical knowledge in economics, business, law, accounts and the like for at least 10-year in Stock listed corporations; or

5.	A person who is recognized as being equivalently qualified as those listed in items 1 through 4 by the Board of Directors or General Meeting of the Shareholders.

(5)	The Chairman of the Audit Committee shall be elected among the members who are Non-executive Directors by a resolution of the Audit Committee.

(6)

If the number of members of the Audit Committee does not satisfy the requirement referred to Paragraph (3) due to the death or resignation of members or any other reason, the members shall be elected to fill the vacancy at the first General Meeting of Shareholders to be held after such occurrence so as to cause the number of members to be such prescribed number.

Article 52	(Duties of Audit Committee)

(1)	The Audit Committee shall audit Directors’ performance of their duties and may request business reports from any Director, or investigate the business and status of property of the Company.

(2)

The Audit Committee may, if necessary, request to call the Board meeting by submitting, in writing, a purpose and reason for such meeting to a person authorized to convene the Meeting of the Board of Directors.

(3)

The Audit Committee may convene the Meeting of the Board of Directors in the event a person authorized to convene the Meeting of the Board of Directors fails to convene such meeting without delay according to Paragraph (2) above.

(4)

The Audit Committee shall inspect the matters listed in the agenda of, and documents submitted to, a General Meeting of Shareholders to investigate whether there is any event violating the laws or these Articles of Incorporation and the Chairman of the Audit Committee shall express his/her opinion to the General Meeting of Shareholders.

(5)	The Audit Committee may request the Board of Directors to convene the Extraordinary General Meeting of Shareholders by submitting documents stating the agenda and reasons for convening such meeting.

(6)

The Audit Committee may request business reports from any subsidiary of the Company when it is necessary to perform its duties. In this case, if such subsidiary does not report to the Audit Committee immediately or the Audit Committee needs to verify the contents of the reports, it may investigate the status of business and the financial condition of the subsidiary.

(7)

The Audit Committee shall retain the power to audit the status of the operation and property and to request the submission of materials in relation to the managerial matters of the Wholly-Owned Subsidiary, etc. and with respect to the exercise of such power Article 46 Paragraph (2) shall apply mutatis mutandis to the liability of the Audit Committee.

(8)	The Audit Committee shall select an external auditor.

(9)	In addition to the matters referred to in Paragraphs (1) through (8), the Audit Committee shall carry out the matters delegated by the Board of Directors.

(10)	The Board of Directors shall not overrule the decisions of the Audit Committee.

(11)	The Audit Committee may request professional support at the Company’s expenses.

Article 53	(Audit Committee’s Record)

The Audit Committee shall record the substance and results of its audit in the Audit Committee’s record, on which the name and seal of the Audit Committee Member who has performed such audit shall be affixed or shall be signed by such Audit Committee Member.

CHAPTER VII

ACCOUNTING

Article 54	(Fiscal Year)

The fiscal year of the Company shall begin on January 1 and end on December 31 of each year.

Article 55	(Preparation and Maintenance of Financial Statements and Business Report, etc.)

(1)

The Representative Director of the Company shall prepare the following documents to be submitted to the Ordinary General Meeting of Shareholders, together with supplementary data for items 1 through 3 and business reports, and have such documents audited by the Audit Committee no later than six (6) weeks before the date of the Ordinary General Meeting of Shareholders:

1.	balance sheet (statements of financial position referred to in Article 2 of the Act on the External Audit of Stock Companies, Etc.);

2.	statements of profit and loss; and

3.	other documents which record the Company’s financial condition and business performance as set forth by the Enforcement Decree of the Korean Commercial Code; and

4.	consolidated financial statements for items 1 through 3 as set forth by the Enforcement Decree of the Korean Commercial Code.

(2)	The Audit Committee shall submit an audit report to the Representative Director no later than one (1) week before the date of the Ordinary General Meeting of Shareholders.

(3)

The Representative Director shall keep on file copies of the documents described in Paragraph (1) above, together with the business report and Audit Committee’s audit report thereon, at the head office of the Company for five (5) years, and certified copies of all of such documents at the branches of the Company for three (3) years, beginning from one (1) week before the date of the Ordinary General Meeting of Shareholders.

(4)

Upon obtaining approval for the documents mentioned in Paragraph (1) above from the General Meeting of Shareholders, within three (3) months from the end of the relevant fiscal year, the Representative Director shall make a public notice of the balance sheet (statements of financial position referred to in Article 2 of the Act on the External Audit of Stock Companies, Etc.), income statement, consolidated financial statements pursuant to the Act on External Audit of Stock Companies, Etc. which are designated by the FSC and the opinion of an external auditor.

Article 56	(Appointment of External Auditor)

The Company shall appoint a person selected by the Audit Committee as the external auditor, and shall report such appointment to the Ordinary General Meeting of Shareholders to be held after he/she is appointed or to the shareholders as of the latest closing date of the shareholders’ registry in writing or in electronic form, or shall give a public notice regarding such appointment via the Company’s website and make such notice available until the end of the relevant fiscal year with respect to which the audit is conducted.

Article 57	(Disposal of Profits)

The Company shall dispose of the unappropriated retained earnings as of the end of each fiscal year as follows:

1.	earned surplus reserves;

2.	other statutory reserves;

3.	dividends;

4.	temporary reserves; and

5.	other appropriations of earned surplus.

Article 58	(Retirement of Shares)

(1)	The Company may retire the shares within the scope of profits attributable to the shareholders by the resolution of the Board of Directors.

(2)	In order to retire the shares pursuant to Paragraph (1), the Board of Directors shall adopt the following resolutions:

1.	Types and the total number of shares to be retired;

2.	The total amount of shares to be acquired for retirement; and

3.	Acquisition period or retirement date (the acquisition period or retirement date shall be before the Ordinary General Meeting of Shareholders to be held first after the resolution of such retirement).

(3)	In case of acquisition of shares for the purpose of retirement pursuant to Paragraph (1), the following criteria shall be followed:

1.

In the case of acquisition of shares for the purpose of retirement, such acquisition shall be made in accordance with the method and criteria as prescribed in the relevant laws, such as the FSCMA, etc.

2.

Total price of the shares to be acquired for the purpose of retirement shall not be more than the amount as prescribed in the relevant laws, such as the FSCMA, etc. within the scope available for dividend as at the end of such fiscal year pursuant to Article 462, Paragraph (1) of the Commercial Code.

(4)

When the shares are retired pursuant to Paragraph (1), the matters referred to in each Subparagraph of Paragraph (2) and the results of retirement shall be reported to the Ordinary General Meeting of Shareholders to be held first after the resolution of such retirement.

Article 59	(Dividends)

(1)	Dividends may be distributed in cash or stock.

(2)

In case the dividends are to be distributed in stock and the Company has class shares, the stock dividend distribution may be made in shares of different types by a resolution of the General Meeting of Shareholders.

(3)	Dividends of Paragraph (1) above shall be paid to the shareholders registered in the Company’s registry of shareholders or the registered pledgees as of the last day of each fiscal year.

Article 60	(Quarterly Dividends)

(1)	The Company may distribute cash dividends to the shareholders as of the end of March, June or September by resolution of the Board of Directors.

(2)

Quarterly Dividends provided under Paragraph (1) shall be decided by a resolution of the Board of Directors, provided that the specific method and limit, etc. of quarterly dividends shall satisfy the relevant laws and regulations including the FSCMA, etc.

(3)

In case the Company issues new shares through a shares offering, bonus issue, stock dividend, conversion of convertible bonds, exercise of warrant of bond with warrants or stock options, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year during which the new shares are issued with respect to distribution of dividends for such new shares.

(4)

In case of distributing quarterly dividends, the same dividend rate as that of common shares of the Company shall be applied to non-voting shares with preferred dividend under Article 10 unless otherwise determined at the time of issuance.

Article 61	(Expiration of Right to Payment of Dividends)

(1)	The right to demand payment of dividends shall extinguish by prescription if not exercised within five (5) years.

(2)	The dividends, for which the right has been extinguished under Paragraph (1) above, shall be kept by the Company.

Article 62	(Supplementary Provision)

Matters not specified in these Articles of Incorporation shall be determined by the resolution of the Board of Directors or the General Meeting of Shareholders, or in accordance with the Commercial Code or other laws.

ADDENDUM(2008.09.29)

Article 1	(Effective Date)

These Articles of Incorporation shall become effective from the date of registration of incorporation.

Article 2	(Initial Fiscal Year after Incorporation)

Notwithstanding the provision of Article 53, the initial fiscal year of the Company after incorporation shall be from the date of incorporation to December 31, 2008.

Article 3	(Initial Transfer Agent after Incorporation)

The initial transfer agent of the Company after incorporation shall be Korea Securities Depository.

Article 4	(Appointment of Initial Director, Representative Director, et al. after Incorporation)

Notwithstanding the provisions of Articles 36 and 39, the initial Director and the initial Representative Director after incorporation shall be appointed at the General Meetings of Shareholders of the Stock Transfer Companies, at which the resolution to approve the stock transfer is adopted.

Article 5	(Term of Office of Initial Director after Incorporation)

Notwithstanding the provisions of Articles 38, the term of office of the initial Director after incorporation shall be determined, to the extent it does not exceed three (3) years, at the General Meetings of Shareholders of the Stock Transfer Companies at which the stock transfer plan is approved.

Article 6	(Appointment of Initial Non-executive Director after Incorporation)

Notwithstanding the provision of Article 36, Paragraph (2), the initial Non-executive Director of the Company after incorporation shall be appointed at the General Meetings of Shareholders of the Stock Transfer Companies, at which the resolution to approve the stock transfer is adopted, without recommendation of the Non-executive Director Candidate Nomination Committee.

Article 7	(Appointment of Initial Members of Audit Committee after Incorporation)

Notwithstanding the provision of Article 50, Paragraph (2), the initial members of Audit Committee shall be appointed at the General Meetings of Shareholders of the Stock Transfer Companies, at which the resolution to approve the stock transfer is adopted, without recommendation of the Audit Committee Member Nominating Committee.

Article 8	(Remuneration of Directors in Initial Fiscal Year after Incorporation)

Notwithstanding the provision of Article 48, the remuneration of Directors in initial fiscal year after incorporation shall be determined at the first meeting of the Board of Directors after incorporation, to the extent not exceeding two (2) billion Won.

Article 9	(Stock Transfer Companies)

In order to incorporate the Company, the following Stock Transfer Companies hereby prepare these Articles of Incorporation and affix their respective names and seals hereon on August 25, 2008.

Kookmin Bank

9-1, 2ga, Namdaemun-ro, Jung-gu, Seoul

Representative Director President, Chung Won Kang (Seal)

KB Real Estate Trust Co., Ltd.

15~16th Floor, Poonglim Building, 823 Yeoksam-dong, Gangnum-gu, Seoul

Representative Director CEO, Jeong Min Kim (Seal)

KB Business Investment Co., Ltd.

9th Floor, Shinyoung Building, 68-5 Cheongdam-dong, Gangnam-gu, Seoul

Representative Director CEO, Nam Sik Yang (Seal)

KB Credit Information Co., Ltd.

12th Floor Korea Exchange Building, 33 Yeoido-dong, Yongdeungpo-gu, Seoul

Representative Director CEO, Sung Bok Park (Seal)

KB Data Systems Co., Ltd.

5,6th Floor, Korea Exchange Building, 33 Yeoido-dong, Yongdeungpo-gu, Seoul

Representative Director CEO, Yeon Geun Jung (Seal)

KB Asset Management Co., Ltd.

25th Floor, Good Morning Tower 23-2, Yeoido-dong, Yongdeungpo-gu, Seoul

Representative Director CEO, Won Ki Lee (Seal)

KB Futures Co., Ltd.

9th Floor, HP Building 23-6, Yoido-dong Youngdeungpo-gu, Seoul, Korea

Representative Director CEO, Kyu Hyung Jung (Seal)

KB Investment Securities Co., Ltd.

21, 22nd Floor, Good Morning Tower 23-2, Yeoido-dong, Yongdeungpo-gu, Seoul

Representative Director CEO, Myung Han Kim (Seal)

ADDENDUM(2009.03.27)

Article 1	(Effective Date)

The above amendments to the Articles of Incorporation shall take effect from March 27, 2009.

ADDENDUM(2010.03.26)

Article 1	(Effective Date)

These Articles of Incorporation become effective as of March 26, 2010. However, Article 30, Paragraph (1) becomes effective as of May 29, 2010.

Article 2	(Transitional Measures)

With respect to the non-executive directors appointed after these Articles of Incorporation become effective and the calculation of their terms of office under Article 38, Paragraph (5) hereof, Article 38, Paragraphs (6) and (7) will be applicable to the terms of office served before this Article of Incorporation becomes effective.

ADDENDUM(2012.03.23)

Article 1	(Effective Date)

The amendments to Article 40 of the Articles of Incorporation shall become effective from the date of approval by the General Meeting of Shareholders, March 23, 2012 and the other amendments shall become effective from April 15, 2012. Therefore, the amendments to the Articles of Incorporation shall not apply to any shares and bonds issued before the effective date of the Articles of Incorporation.

ADDENDUM(2015.03.27)

Article 1	(Effective Date)

The Articles of Incorporation shall become effective as of March 27, 2015; provided, that Article 37 shall apply to the Non-Executive Directors only who are appointed, reappointed or serve consecutive terms after the effective date hereof.

ADDENDUM(2016.03.25)

Article 1	(Effective Date)

The Articles of Incorporation shall become effective as of March 25, 2016; provided, that Article 43, Paragraph (6) and Article 44 shall become effective as of August 1, 2016.

ADDENDUM(2017.03.24)

Article 1	(Effective Date)

The Articles of Incorporation shall become effective as of March 24, 2017.

ADDENDUM(2018.03.23)

Article 1	(Effective Date)

The Articles of Incorporation shall become effective as of March 23, 2018; provided that Article 52 Paragraph (8), Article 55 Paragraph (1) Sub-paragraph 1, Article 55 Paragraph (4) and Article 56 shall become effective as of November 1. 2018.

ADDENDUM(2019.03.27)

Article 1	(Effective Date)

The above amendments to Article 9; Article 16, Paragraph (3); Article 17; Article 19, Paragraph (3); and Article 22 of the Articles of Incorporation shall enter into force on September 16, 2019, the expected date of enforcement of the Act on Electronic Registration of Stocks, Bonds, Etc., except that, if the enforcement date of such Act changes, these amendments shall enter into force of the new enforcement date instead.

ADDENDUM(2020.03.20)

Article 1	(Effective Date)

The Articles of Incorporation shall become effective as of March 20, 2020.